UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

______________________

(Address of principal executive offices)

95403

___________________

(Zip Code)

(707) 543-8800

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

TriVascular Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2015 (the “Annual Meeting”). Only stockholders of record as of the close of business on March 30, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 20,392,915 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of two directors to hold office until the 2018 annual meeting of stockholders or until his respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christopher G. Chavez	16,435,028	1,141,289	413,162
Jake R. Nunn	16,427,969	1,148,348	413,162

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
17,984,480	2,590	2,409

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: May 27, 2015	/s/ Michael R. Kramer
	Name:	Michael R. Kramer
	Title:	Chief Financial Officer